Exhibit 8.1

                  Subsidiaries of Excel Maritime Carriers Ltd.

The following are the subsidiaries of Excel Maritime Carriers Ltd. (the "Company"). Each of the subsidiaries is, directly or indirectly, a wholly-owned subsidiary of the Company.


Ship-owning companies with vessels in operation at December 31, 2005

     Company                                   Country of incorporation    Date of incorporation     Vessel-owned
     -------                                   ------------------------    ---------------------     ------------
 1.  Centel Shipping Co. Ltd. ("Centel")       Cyprus                      May 2002                  Lady
 2.  Snapper Marine Ltd. ("Snapper")           Liberia                     June 2004                 Marybelle
 3.  Pisces Shipholding Ltd. ("Pisces")        Liberia                     June 2004                 Goldmar
 4.  Liegh Jane Navigation S.A. ("Liegh")      Liberia                     July 2004                 Swift
 5.  Teagan Shipholding S.A. ("Teagan")        Liberia                     November 2004             First Endeavour
 6.  Fianna Navigation S.A. ("Fianna")         Liberia                     November 2004             Isminaki
 7.  Ingram Limited ("Ingram")                 Liberia                     November 2004             Emerald
 8.  Whitelaw Enterprises Co. ("Whitelaw")     Liberia                     November 2004             Birthday
 9.  Castalia Services Ltd. ("Castalia")       Liberia                     November 2004             Princess I
10.  Yasmine International Inc. ("Yasmine")    Liberia                     January 2005              Elinakos
11.  Candy Enterprises Inc. ("Candy")          Liberia                     February 2005             Renuar
12.  Barland Holdings Inc. ("Barland")         Liberia                     February 2005             Attractive
13.  Fountain Services Ltd. ("Fountain")       Liberia                     February 2005             Powerful
14.  Amanda Enterprises Ltd. ("Amanda")        Liberia                     March 2005                Happy Day
15.  Marias Trading Inc. ("Marias")            Liberia                     March 2005                Angela Star
16.  Tanaka Services Ltd. ("Tanaka")           Liberia                     March 2005                Rodon
17.  Harvey Development Corp. ("Harvey")       Liberia                     March 2005                Fortezza

Ship-owning companies with vessels sold during the year ended December 31, 2005

     Company                                  Country of incorporation     Date of incorporation     Vessel-owned
     --------                                 ------------------------     ---------------------     ------------
18.  Becalm Shipping Co. Ltd. ("Becalm")      Cyprus                       July 1998                 Fighting Lady
19.  Tortola Shipping Co. Ltd. ("Tortola")    Cyprus                       July 1998                 Lucky Lady
20.  Storler Shipping Co. Ltd. ("Storler")    Cyprus                       August 1998               Petalis
21.  Madlex Shipping Co. Ltd. ("Madlex")      Cyprus                       January 1999              Almar I

Companies established to acquire vessels

     Company                                  Country of incorporation     Date of incorporation
     --------                                 ------------------------     ---------------------
22.  Magalie Investments Corp.("Magalie")     Liberia                      March 2005                 -
23.  Melba Management Ltd. ("Melba")          Liberia                      April 2005                 -
24.  Minta Holdings S.A. ("Minta")            Liberia                      April 2005                 -
25.  Odell International Ltd. ("Odell")       Liberia                      April 2005                 -
26.  Naia Development Corp. ("Naia")          Liberia                      April 2005                 -

Other group companies

     Company                                  Country of incorporation     Date of incorporation     Activity
     -------                                  ------------------------    ---------------------      --------

27.  Maryville Maritime Inc. ("Maryville")    Liberia                      August 1983               Management company
28.  Point Holdings Ltd. ("Point")            Liberia                      February 1998             Holding company